Exhibit (a)(5)
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
DIALYSIS CORPORATION OF AMERICA
at
$11.25 NET PER SHARE
Pursuant to the Offer to Purchase dated April 22, 2010
by
URCHIN MERGER SUB, INC., a Florida corporation
and a wholly owned subsidiary of
U.S. RENAL CARE, INC., a Delaware corporation

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, (ONE MINUTE AFTER 11:59 P.M.), NEW YORK CITY TIME, ON WEDNESDAY, MAY 19, 2010, UNLESS THE OFFER IS EXTENDED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE OF THE OFFER.

April 22, 2010

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated April 22, 2010 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”) by Urchin Merger Sub, Inc., a Florida corporation (“Offeror”) and a wholly owned subsidiary of U.S. Renal Care, Inc., a Delaware corporation, to purchase all outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Dialysis Corporation of America, a Florida corporation, at a purchase price of $11.25 per Share, net to the seller in cash, without interest, less any required withholding taxes, upon the terms and subject to the conditions of the Offer.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The offer price for the Offer is $11.25 per Share, net to you in cash without interest, less any required withholding taxes.

2. The Offer is being made for all outstanding Shares.

3. The Offer will expire at 12:00 midnight (one minute after 11:59 p.m.), New York City time, on Wednesday, May 19, 2010, unless the Offer is extended by Offeror. Except as otherwise described in Section 3 (Withdrawal Rights) of the Offer to Purchase, previously tendered Shares may be withdrawn at any time until the Offer has expired and, if Offeror has not accepted such Shares for payment by June 21, 2010 (60 days after the commencement of the Offer), such Shares may be withdrawn at any time after that date until Offeror accepts Shares for payment.

4. The Offer is subject to certain conditions described in Section 13 (Conditions to the Offer) of the Offer to Purchase.

5. Tendering shareholders who are registered shareholders or who tender their Shares directly to Continental Stock Transfer & Trust Company (the “Depositary”) will not be obligated to pay any brokerage commissions or fees, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on Offeror’s purchase of Shares pursuant to the Offer.

6. See Section 5 (Material U.S. Federal Income Tax Consequences) of the Offer to Purchase, which sets forth important information with respect to material U.S. federal income tax consequences.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

INSTRUCTION FORM
With Respect to the Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of

DIALYSIS CORPORATION OF AMERICA
at
$11.25 NET PER SHARE
Pursuant to the Offer to Purchase
dated April 22, 2010
by
URCHIN MERGER SUB, INC.
a wholly owned subsidiary of
U.S. RENAL CARE, INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated April 22, 2010, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”) by Urchin Merger Sub, Inc., a Florida corporation (“Offeror”) and a wholly owned subsidiary of U.S. Renal Care, Inc., a Delaware corporation, to purchase all outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Dialysis Corporation of America, a Florida corporation, at a purchase price of $11.25 per Share, net to the seller in cash, without interest, less any required withholding taxes, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to Offeror the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:            Shares*

The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

Dated:  , 2010

(Signature(s))

(Please Print Name(s))

Address:
(Include Zip Code)

Area Code and Tel. No.:

Taxpayer Identification or Social Security No.: